AMENDMENT NO. I TO EMPLOYMENT AGREEMENT
AMENDMENT NO. I TO EMPLOYMENT AGREEMENT dated as of November 7. 1995, between:
FIDELITY HOLDINGS, INC.. a corporation duly organized and validly existing under the laws of the
State of Nevada (the "Employer"): and
DORON COHEN. an adult individual residing at 47 Parker Boulevard. Monsey. New York 10952 (the Employee').
The Employer and the Employee are parties to an Emploxment Agreement dated as of November 7. 1995 (as heretofore modified and supplemented and in effect on the date hereof, the "Employment Agreement'). The Employer and the Emploxee wish to amend the Employment Agreement in certain respects, and accordingly, the Employer and the Employee hereby agree as follows:
Section 1. Amendments. Subject to the condition precedent set forth in
Section 2 hereof, the Employment Agreement is hereby' amended as follows:
A. References in the Employment Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof) shall be deemed to be references to the Employment Agreement as amended hereby.
B. Clause (b) of paragraph 3 of the Employment Agreement is hereby am ended by' (i) replacing 1.0] "in the table therein with 1. 10" and (ii) inserting the following sentence at the end thereof
"For purposes of this clause (b), profits per common share shall be rounded upwards, if applicable, to the nearest whole cent."
C. The first sentence of paragraph 6 of the Employment Agree amended to read in its entirety as follows:
entirety as follo~~ 5:
NEW'YOIAA 70270:1:091097 26914-I
"EMPLOYEE is engaged as the President, Chief Executive Officer and Treasurer of EMPLOYER." D. Paragraph 7 of the Employment Agreement is hereby amended to read in its

7. EXTENT OF SERVICES. EMPLOYEE agrees that this emplo~. merit constitutes his exclusi\e employment and understands that his primary' loyalty and responsibility is to EMPLOYER. Accordingl\. EMPLOYEE shall devote such adequate. reasonable and proper time, attention and energies to the business of EMPLOYER as shall be necessary or consistent with such understanding and EMPLOYEE shall not. during the term of this Agreement be engaged in any' other business activity (whether or not such business activity is pursued for gain. profit. or other pecuniary advantage), which conflicts with EMPLOYEE'S employment responsibilities hereunder, without prior written authorization of EMPLOYER'S Board of Directors. Nothing contained herein shall be construed as preventing EMPLOYEE from investing his assets in such form or manner as will not require any services on EMPLOYEE'S part in the operation of the affairs of the companies in which such investments are made." E. Clause (a) of the first sentence of paragraph 10 of the Employment Agreement is hereby amended by replacing "regarding the conduit pipe" therein with "regarding EMPLOYER and the business and assets of EMPLOYER". F. Clause (b) of the first sentence of paragraph 10 of the Emplox'ment Agreement is hereby amended b\ deleting "about the conduit pipe" therein. G. The second sentence of paragraph 10 of the Employment Agreement is hereby amended by deleting "regarding the conduit pipe" therein. H. Clause (a) of paragraph II of the Employment Agreement is hereby amended to read in its entirety as fo I lows: "(a) During the term of this Agreement and for a period of one (I) year after the termination of this Agreement and any extension thereof. EMPLOYEE shall not, within such geographical areas as EMPLOYER then conducts business, directly' or indirectly. own, manage, operate, control, be employed by. consult for, participate in, or be connected in any manner with the ownership, management, operation or control of any business that offers any' products or services that compete with the products or services offered by the Company at the time of such termination." I. Clause (a) of paragraph 12 of the Employment Agreement is hereby an~ended by deleting "relating to the conduit pipe business" therein. J. Paragraph 14 of the Employment Agreement is hereby amended by inserting the following clauses at the end thereof "(e) In the event that Emplo~'er terminates Employee without Cause the provisions of Paragraph II and Paragraph 12 of this Agreement shall no longer remain in effect. NEWYOI A:
170270:1:09/1097 26914-I

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(0 Employer agrees that upon termination of this Agreement Emplo~'ee will receive his base salarx' through the remaining term of this Agreement as set forth in Paragraph 2(b)." Section 2. Condition Precede . As provided in Section I above, the amendments to the Emplo~'ment Agreement set forth in said Section I shall become effective, as of the date hereof, upon the execution of this Amendment No.
Ito Employment Agreement by Employer and Employee.
Section 3. Miscellaneous. Except as herein provided, the Employment Agreement shall remain unchanged and in full force and effect. This Amendment No. Ito Employment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendator'~ instrument and any' of the parties hereto may' execute this Amendment No. I to EmpIo~'ment Agreement by signing any' such counterpart. This Amendment No.
Ito Employment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

26914-I



IN WITNESS WHEREOF, the parties hereto have caused this ..\mendment No. Ito Emplox ment Agreement to be duly executed and delivered as of the day and xear flrst aboxe xxritten.
FIDELITY HOLDINGS. INC.

By: `s Doron Cohen Doron Cohen. President


DO RON COHEN
tompanx will use its best efforts to inclode in the registration staternLnt rclitine to such registration all Registrable Securities \s hich the (ompany has been so requested to register. Notss jibstanding the foregoing. it ut `ins time after gis ing a Notice of Piggy back Registration and prior to the etfective date of the registratiot1 statement filed in connection ss ith such rcgistration. the (iompanx shall determine for ans reason not to register or to delas registration of such securities, the Compan~ may. at its election gis c ss rutten notice of such determination to each holder of Registrable Securities and, thereupon. ( i I in the ease of a determination not to rcoistcr shall be relies ed of its obligatioii to register ans Registrable Securities in connection ss ith such registration I but not from its obligation to pas thc Rcoistration Expenses in connection theresu itli I. and (ii in the case of a determination to delay registering, shall be permitted to delay registcrin~ ans Registrable Securities for the same period as the delas in registering such other securities.

           (bI Registration Expenses. [he Company will pax all Registration Expenses incurred in connection us ith each registration of securities.

           fe) Priority in Cutback Registrations. If any such registration of securities becomes a Cutback Registration, the Companx ss ill include in such registration to the extent of the amount of the securities s~ hich the Managing tinders% riter ads ises the Company can be sold in such offering:

           (it if such registration as initially' proposed by the Compan~ was solely a priinars registration of its securities. (xl first the securities proposed by the Company to be sold for its osun account. (y second. any Registrable Securities requested to be included in such reg ist ration by the Requesting I lolders. pro rata on the basis of the number of Registrable Securities requested to be included bs such holders, and (i) third, any other securities of the Company proposed to be included in such registration, allocated among the holders thereof in accordance ss ith the priorities then existing among the Company and such holders: and

           (ii) if such registration as initially proposed by the Company was in s%hole or in part requested by holders of securities of the Company. other than holders of Registrable Securities in their capacities as such. pursuant to demand registration rights. (xl first. such securities held by the holders initiating such registration and. if applicable, any securities proposed by the Company to be sold for its Own account, allocated in accordance us ith the priorities then existing among the Compan~ and such holders, and (y') second. any Registrable Securities requested to be included in such registration by the Requesting Ilolders. pro rata on the basis of the number of Recistrable Securities requested to be included by such holders, and (~) third, any other securities of the Compan~ proposed to be included in such registration, allocated among the holders thereof in accordance ss ith the priorities then existing among the CompanY and the holders of such other securities:

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and ans  securities  so excluded  shall be  ssithdrassn  from and shall not be included in such registration.

           2.03 Registration Procedures. If and whenever the C'ompan~ is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 01 or 2.(t2 hereofi the Company ss ill use its best efforts to effect the registration and sale of such Registrable Securities in accordance ss ith the intended methods of disposition thereof specified by the Requesting 1-lolders. Without limiting the foregoing, the Coinpan~ in such ease s~ ill. as expeditiousl~ as possible notifs each holder of Registrable Securities cosered by such registration statement, at ally time sshen a prospectus relating thereto is required to be delis ered under the Securities Act, of the happening of ans event as a result of sshich any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state ails material filet required to be stated therein or necessars to make the statements therein, in the light of the circumstances under sshich thes ssere made. not misleading.

           [he Company may require each holder of Registrable Securities as to sshich an~ registration is being effected to. and each such holder, as a condition to including Registrable Securities in such registration, shall. furnish the Compan~ ss ith such information and affidas its regarding such holder and the distribution of such securities as the Compans max from time to time reasonably request in ss riting in connection s~ ith such registration.

           Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the (.ompanx of the happening of any es em of the kind described in the second sentence of this
Section 2.03. such holder ss ill forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of tile copies of a supplemented or amended prospectus and, if SO directed by the Compan~ . ss ill delis er to the (`ompany (at the Compan~ `s expense) all copies. other tharl permanent file copies. then in such holder's possession of the prospectus relating to such Registrable Securities current at tile time of receipt of such notice.

           2.04   t nderss ritten Offerings.


           (a) t nderssritten Demand Offerings. In the case of ans underssritten I~ublic Olfering being effected pursuant to a Demand Registration. the Managing tinderssriter and any other underssriter or underss riters ss ith respect to such offering shall be selected. after consultation ss ith the Company. by' the holders of all of the Regi'trable Securities. ss hich coiisent shall not be unreasonabls s~ ithheld. [he Compan~ shall enter into an underss ritine agreement in customars torm s~ itfi such underssriter or underssriters. sshich shall include, among other pros isions. indemnities to the effect and to the extent pros ided in Section 2.05 hereof and shall take all such other actions as are reasonably requested by the Managing I lnderwriter in order to expedite or facilitate the registration and disposition of the Recistrable Securities. I he holders of

Recistrable Securities shall be parties to such underssriting agreemeni. No Reqtiesting tlolder may participate in such underssritien oticring unless such holder agrees to sell its Recistrable Securities on the basis pros ided in such underss riting agreement and completes and executes all questionnaires. possers of attornes . indemnities and other documents reasonably required under the terms of such unders% riting agreement If aiis Requesting I lolder disappros es of the terms of an underwriting, such holder mis elect to ss ithdrass therefrom and from such registration bs notice to the Compan~ and the Managing tjnderssriter.

           (hI Underssritten Pigg~ back Offerings. If the Compan~ at any time proposes to register any of its securities and such securities are to be distributed by or through one or more underssriters. the Compan~ s~ ill. subiect to the pros isions of paragraph 2(12(c). use its best efforts, if requested by the holders of all of the Registrable Securities, to arrange for such underssriters to include the Registrable Securities to be offered and sold by such holders among the securities to be distributed bs such underssriters. and such holders shall be obligated to sell their Registrable Securities in such registration through such unders~ riters on the same terms and conditions as apply to the other Coinpan~ securities to be sold by such underss riters in connection s~ ith such registration. I he holders of the Registrable Securities shall be parties to the underssritine aereement between the Company and such underssriter or unders~ riters. No Requesting I lolder may participate in such underss ritten offering unless such holder agrees to sell its Registrable Securities on the basis pros ided in such underss riting agreement and completes and executes all questionnaires. poss ers of attornes . indemnities and other documents reasonablx required tinder the ternis of such underss riting agreement. If any Requesting I lolder disappros es of the terms of an underss ruing, such holder inas elect to ss'ithdras% therefrom and from such registration bs notice to the Conlpan~ and the Managing I nders~ riter.

           2.05   Indemnification.


           (a) Indemnification by the Company [he Company shall. to the full extent permitted by law. indemnifs and hold harmless each seller of Registrable Securities ilciuded in ans registration stateillent filed in coilnectioll ss ith the registration of the Compans `s securities, its directors and otticers. and each other Person, if any. ss ho controls ails such seller ss ithin the meaniilg of the Securities Act, against any losses. claims. danlages. expeilses or liabilities. mint or ses eral (togetller. "losses"), to sshich such seller or ans such director or officer or controlling Person may beconle subject under tIle Securites \ct or otherss ise. insofar as such losses (or acti(lns or proceedings. ss hether conlmeilced or threatened, in respect thereof) arise out of or are based upoi~ aily untrtie stateilleilt or alleged tintrue statement Of ans material tact contaitled in any' such registration statement. ail\ prelimiilarx prospectus, final prospectus or sumillars prospectus contailled therein, or ans amenctment or supplement thereto, or ans omission or alleced omission to state therein a illaterial fact required to be stated thereiil or necessars to make the statemeilts thereiil (in the case of a prospectus. in the light of the circumstances under s~ hich thes ssere made) not nlisleadiilg. and the Company ssill reimburse such seller and each such director. officer aild coiltrolliilg Persoil for any legal or aily Other expeilses reasonably incurred by them in connectioil with investigating or defeilding any such t oss (or action or proceeding in respect thereof): pros ided